                            SCHEDULE 14C INFORMATION

      INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Information Statement       [ ] Confidential, for Use of
[X]  Definitive Information Statement            the Commission Only (as
                                                 permitted by Rule 14c-5(d)(2))


                     SECURITIES RESOLUTION ADVISORS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
  (Name of Person(s) Filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                     SECURITIES RESOLUTION ADVISORS, INC.
                               80 SEAVIEW BLVD.
                       PORT WASHINGTON, NEW YORK 11050


                INFORMATION STATEMENT PURSUANT TO SECTION 14C
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                           -----------------------

     This information statement is being mailed on or about February 2, 1999 to the holders of record at the close of business on January 21, 1999 of the shares of common stock, par value $0.01 per share (the "Shares"), of Securities Resolution Advisors, Inc., a Delaware corporation (the "Company"). You are receiving this information statement in connection with stockholder approval by written consent authorizing amendments to the Certificate of Incorporation of the Company (the "Certificate of Incorporation") to effect:

     1. An increase in the authorized number of shares of common stock to 100,000,000; and

     2. A reduction in the par value of the common stock to $.001;


     1. Approval of Proposed Amendment. Under the Delaware corporation law, the Proposed Amendment must be approved in writing by the holders of at least a majority of the voting stock of the Company. Richard V. Singer II,
     J. Zhanna Davidov and Robert Bertsch, the holders of 59.4% of the Company's Shares, has consented in writing to the Proposed Amendment. The Proposed Amendment, therefore, has been approved by the stockholders of the Company, and, in accordance with the regulations of the Securities and Exchange Commission, the Consents will be effective 20 days following the mailing of this Information Statement. It is expected that the amendments to the Certificate of Incorporation will be filed immediately thereafter. Because the Proposed Amendment already has been approved, you are not required to take any action at this time; however, at your option, you may submit a written consent to the Proposed Amendment to Securities Resolution Advisors, Inc., 80 Seaview Blvd., Port Washington, NY 11050. This information statement is your notice that the above amendments have been approved; you will receive no further notice when the change becomes effective.

     2. Share Certificates. Following the proposed amendment, the Share certificates you now hold will continue to be valid. In the future, new Share certificates will contain a legend noting the change in the authorized capital, but this in no way will affect the validity of your current Share certificates.

     3. Outstanding Voting Securities. At the close of business on January 21, 1999, there were 17,042,228 Shares outstanding. The Shares constitute the only voting securities of the Company. Each holder of the Shares is entitled to cast one vote for each Share held at any meeting of shareholders.

           (a)  Security Ownership of Certain Beneficial Owners.
                ------------------------------------------------

                        Name and Address of             Amount and Nature of            Percent
Title of Class          Beneficial Owner                Beneficial Ownership            of Class
--------------          ---------------                 --------------------            --------
Common Stock            Richard V. Singer II            6,500,000                      38.14%
                        80 Seaview Blvd.
                        Port Washington, NY 11050

Common Stock            J. Zhanna Davidov               1,000,000                       5.87%
                        80 Seaview Blvd.
                        Port Washington, NY 11050

Common Stock            Robert Bertsch                    500,000                       2.93%
                        80 Seaview Blvd.
                        Port Washington, NY 11050

Common Stock            Richard Clark                     422,000                       2.48%
                        1165 E. 24th Place
                        Tulsa, OK 74114

Common Stock            Universal Funding, Inc.         1,700,000                       9.98%
                        c/o G. David Gordon
                        7633 East 63rd Place, Ste. 210
                        Tulsa, OK 74133


        4. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

        5.      (a)     No director of officer of the Company or nominee for
election as a director of the company or associate of any director or officer of the Company has a substantial interest in the Proposed Amendment.

                (b) No director or the Company has informed the Company in writing that such director intends to oppose the adoption of the Proposed Amendment.

        6. No security holder entitled to vote at a meeting or by written consent has submitted to the Company any proposal.


                                                      /s/ Richard Singer
                                                      ----------------------
                                                      Richard Singer, President